UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2020

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08931	95-1678055
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)

9333 Balboa Avenue	92123
San Diego, California
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	CUB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On September 20, 2020, the Board of Directors (the “Board of Directors”) of Cubic Corporation (the “Company”) declared a dividend of one preferred stock purchase right (a “Right”) for each share of common stock, no par value (the “Common Stock”), of the Company outstanding at the close of business on October 1, 2020 (the “Record Date”).

As long as the Rights are attached to the Common Stock, the Company will issue one Right (subject to adjustment) with each new share of Common Stock so that all such shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, without par value (the “Preferred Shares”), of the Company at a price of $315.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to certain anti-dilution adjustments. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of September 20, 2020, between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (the “Rights Agent”).

The Board of Directors authorized the adoption of the Rights Agreement to protect against any coercive or abusive takeover tactics, and to help ensure that the Company’s stockholders are not deprived of the opportunity to realize the full and fair value of their investment.

The Rights Agreement should not interfere with any merger or other business combination approved by the Board of Directors, and the Rights Agreement also has an exception for qualifying offers as described below.

In general terms, and subject to certain exceptions, the Rights Agreement restricts any person or group of affiliated or associated persons from acquiring, or obtaining the right to acquire, beneficial ownership of 15% (20% in the case of a Passive Institutional Investor, as such term is defined in the Rights Agreement) or more of the Common Stock (including certain synthetic equity positions created by derivative securities) (an “Acquiring Person”), and any person or group of affiliated or associated persons from making a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person. The Rights Agreement provides that any person or group that, together with its affiliates and associates, as of immediately prior to the first public announcement of the adoption of the Rights Agreement, beneficially owns 15% or more of the outstanding shares of Common Stock (an “Existing Holder”) so long as such person or group continues to beneficially own at least 15% of the outstanding shares of Common Stock and does not acquire shares of Common Stock to beneficially own an amount equal to or greater than the greater of 15% and the sum of the lowest beneficial ownership of such person or group since the public announcement of the adoption of the Rights Agreement plus one share of Common Stock.

In addition, the Rights Agreement provides that no person or group will become an Acquiring Person as a result of share purchases or issuances directly from the Company or through an underwritten offering approved by the Board of Directors. Also, a person or group will not be an Acquiring Person if the Board of Directors determines that such person or group has become an Acquiring Person inadvertently and such person or group as promptly as practicable divests a sufficient number of shares so that such person or group would no longer be an Acquiring Person. An Acquiring Person does not include (i) the Company or any subsidiary of the Company, (ii) any officer or member of the Board of Directors acting in their fiduciary capacity or (iii) any employee benefit plan of the Company or of any subsidiary of the Company or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any subsidiary of the Company.

Initially, the Rights will attach to the Common Stock outstanding as of the Record Date and no separate Rights certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date for the Rights will occur at the close of business on the tenth business day following a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person or at the close of business on the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) following the commencement or announcement by a person or group of affiliated or associated persons of an intention to make a tender offer or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming an Acquiring Person.

Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights):

•	the Rights will be transferred with and only with the Common Stock;

•	new Common Stock certificates issued after the close of business on the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference, and the Company will deliver a notice to that effect upon the transfer or new issuance of book entry shares; and

•	the surrender for transfer of any certificates for Common Stock or any book entry shares, with or without such notation, notice or a copy of the Summary of Rights included as Exhibit C to the Rights Agreement, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate or the book entry shares.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on September 19, 2021, subject to the Company’s right to extend such date, unless earlier redeemed or exchanged by the Company or terminated as described below.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares;

•	upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares; or

•	upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Shares (which dividends will be subject to the adjustment described in the first bullet above)) or of subscription rights or warrants (other than those referred to above).

No adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional Preferred Shares or Common Stock will be issued (other than fractions of Preferred Shares which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts), and in lieu thereof, a payment in cash will be made based on the market price of the Preferred Shares or Common Stock on the last trading date prior to the date of exercise.

The provisions of the Rights Agreement do not apply with respect to any Qualifying Offer (as defined below) if the holders of a majority of the outstanding shares of Common Stock (other than shares held by the person making the Qualifying Offer or such person’s affiliates or associates) vote in favor of a resolution exempting the Qualifying Offer from the provisions of the Rights Agreement.

A “Qualifying Offer” is defined as an offer determined by the Board of Directors in good faith to be:

•	a fully financed all-cash tender offer or an exchange offer that has commenced under Securities and Exchange Commission rules and is for shares of common stock of the offeror or a combination of cash and such shares of common stock, in each case for all of the outstanding shares of Common Stock at the same per-share consideration;

•	an offer that is conditioned only on customary terms and conditions and on the tender of a minimum of at least a majority of (a) the shares of Common Stock outstanding on a fully-diluted basis and (b) the outstanding shares of Common Stock not held by the offeror (or its affiliates or associates) (which minimum tender condition shall not be waivable); and

•	an offer pursuant to which the Company has received an irrevocable, legally binding written commitment by the offeror as to the offer period, the consummation of a second-step transaction as promptly as practicable upon successful completion of the offer and that no amendments will be made to change the terms of the offer in a way that is adverse to a tendering stockholder.

In the event that a person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and shares of the Common Stock were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the then current Purchase Price of the Right. In the event that, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of the Right.

At any time after a person becomes an Acquiring Person and prior to the earlier of (i) the acquisition of the Company in a merger or other business combination or the sale of more than 50% of its assets or earning power or (ii) the acquisition by such Acquiring Person of 50% or more of the then outstanding Common Stock, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which will have become void), in whole or in part, for shares of Common Stock at an exchange rate of one share of Common Stock per Right (subject to adjustment).

The Rights may be redeemed in whole, but not in part, at a price of $0.0001 per Right (the “Redemption Price”) by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

Any of the provisions of the Rights Agreement may be amended by the Board of Directors, or a duly authorized committee thereof, for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holders of the Rights (other than an Acquiring Person or any affiliate or associate of an Acquiring Person).

A copy of the Rights Agreement (including all exhibits thereto) is filed with this Current Report on Form 8-K as Exhibit 4.1 and is incorporated by reference herein. This summary description of the Rights Agreement and the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with its adoption of the Rights Agreement, the Board of Directors approved a Certificate of Designations of Series A Junior Participating Preferred Stock of the Company (the “Certificate of Designations”), which is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated by reference herein. The Company will file the Certificate of Designations with the Secretary of State of the State of Delaware on or about September 21, 2020. The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

The Preferred Shares will not be redeemable. Each Preferred Share purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share or, if greater, an aggregate dividend of 1,000 times the dividend, if any, declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends), provided that such holders of the Preferred Shares will be entitled to an aggregate payment of 1,000 times the payment made per share of Common Stock. Each Preferred Share will have 1,000 votes and will vote together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

The foregoing description of the rights of the Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations.

On September 20, 2020, the Board of Directors also amended and restated the Company’s Amended and Restated Bylaws, dated November 13, 2018 (the “Amended and Restated Bylaws”), to clarify certain corporate procedures and make certain other enhancements and technical changes with respect to procedures relating to stockholder meetings and Board of Directors actions and powers in emergency circumstances. The changes include, without limitation, the following:

•	conforming the bylaw provisions regarding action by written consent to the Company’s Amended and Restated Certificate of Incorporation, dated February 19, 2019 (the “Certificate of Incorporation”);

•	conforming the bylaw provisions regarding vacancies on the Board of Directors to the Certificate of Incorporation;

•	updating the advance notice provisions for director nominations and stockholder proposals;

•	outlining procedures for holding a stockholder meeting remotely;

•	clarifying that the Board of Directors and chairman of a stockholder meeting have the right to delay a stockholder meeting;

•	clarifying that the chairman of a stockholder meeting has the right to regulate conduct at stockholder meetings; and

•	outlining Board of Directors procedures in the event of an emergency.

The Amended and Restated Bylaws are effective as of September 20, 2020. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 21, 2020, the Company issued a press release announcing the adoption of the Rights Agreement. A copy of that press release is furnished as Exhibit 99.1 to this Current Report and incorporated by reference herein. The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of the Company, dated September 21, 2020.

3.2	Amended and Restated Bylaws of the Company, dated September 20, 2020.

4.1	Rights Agreement, dated as of September 20, 2020, by and between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (which includes the Form of Right Certificate as Exhibit B thereto).

99.1	Press Release, dated September 21, 2020.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: September 21, 2020

CUBIC CORPORATION

By:	/s/ Hilary L. Hageman
Name:	Hilary L. Hageman
Title:	Senior Vice President, General Counsel & Corporate Secretary